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                                                                EXHIBIT 10(t)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement"), made effective December 1, 1996, by and between Wellington Hall, Limited, a North Carolina corporation ("Company"), Ralph L. Eskelsen, Jr. of San Pedro Sula, Honduras ("Eskelsen") and Muebles Wellington Hall, S.A. ("Muebles");

                                  WITNESSETH:

         WHEREAS, the Company owns a business located North of Lexington, North Carolina, on Interstate 85, and through its wholly owned subsidiary, Wellington Hall Caribbean Corp, the Company is the owner of Muebles in San Pedro Sula, Honduras; and

         WHEREAS, Eskelsen is presently General Manager and Director of Muebles (a subsidiary of the Company since July 1989); and

         WHEREAS, Company, Eskelsen and Muebles desire to reduce Eskelsen's Employment Agreement to writing; and

         WHEREAS, the Company desires to continue the employment of Eskelsen as General Manager and Director of Muebles; and

         WHEREAS, the terms and conditions of this Agreement were duly reviewed, approved and authorized by the Company's Board of Directors at its meeting held on the 31st day of August, 1996.

         NOW, THEREFORE, in consideration of the premises and the promises of the parties as hereinafter set forth, the parties hereby covenant and agree as follows:

         1. EMPLOYMENT AND DUTIES. Muebles hereby employs Eskelsen and Eskelsen accepts employment as General Manager and Director of Muebles to perform he duties of the general management of the plant located in San Pedro Sula and any other duties that may be reasonably assigned to him by the President or Board of Directors of Muebles for the term of this Agreement.

         2. PERFORMANCE. During the term of this Agreement, Eskelsen agrees to devote his full time and attention to such employment and to use his best efforts in the performance of the duties customarily incident to such offices and such other duties that may from time-to-time be assigned to him by the Board of Directors.

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         3.  TERM.  The initial term of this Agreement will be for one  (1)
year beginning December 1, 1996, and ending on November 30, 1997, unless sooner terminated as provided herein. Thereafter, the term of this Agreement shall automatically be extended for successive one-year terms unless and until either party shall give the other written notice of termination at least ninety (90) days prior to the end of the current term or any extended term.

         4. COMPENSATION. In consideration of services to be rendered by Eskelsen hereunder (the "Services"), which Services are acknowledged by the Muebles to be valuable, unique and in its best interest, the Muebles agrees to pay to Eskelsen and he agrees to accept the following annual compensation payable monthly:

         (a) The sum of Fifty Thousand Dollars ($50,000.00) payable monthly in either Dollars or Lempiras or partly in Dollars and partly Lempiras as Eskelsen may direct. In the event Eskelsen directs that all or part of the annual salary be payable in Lempiras, then the conversion rate from Dollars to Lempiras will be the official rate as of the date of payment as determined by Bancasa's Offer to Purchase Dollars.

         (b) In addition to compensation described in subparagraph (a) above, Eskelsen shall be entitled to a bonus as prescribed by the Board of Directors of the Company by official resolutions dated the 28th day of June, 1990.

         5. EXPENSES. The Muebles recognizes that in the course of performing his services hereunder Eskelsen will necessarily incur expenses in connection with those duties. The Muebles will reimburse Eskelsen for all reasonable business expenses in connection with activities required pursuant to his duties as General Manager of the plant in San Pedro Sula, Honduras. Reimbursement to be made within thirty (30) days after filing the requisite request and documentation of expenses so incurred.

         6. OFFICE. In connection with his duties as General Manager of Muebles, Eskelsen will be provided an office at the Muebles plant in San Pedro Sula, Honduras, with the usual office appointments.

         7. INSURANCE. Eskelsen shall be provided with any life or medical, accident or health insurance heretofore provided to him.

         8. DISABILITY. Eskelsen shall receive full compensation for any period of illness or incapacity during the term of this Agreement. Notwithstanding the foregoing, the Company shall have the right to terminate this Agreement if such illness or incapacity shall be of such a

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character as to prevent Eskelsen from materially performing his duties hereunder for a period of six (6) consecutive months by giving Eskelsen at least thirty (30) days written notice of the Company's intention to do so. If Eskelsen resumes the performance of his duty within thirty (30) days following receipt of such notice and materially performs such duties on a regular basis thereafter, then this Agreement shall continue in full force and the Company's notice of intention to terminate shall have no further effect.

           9. GENERAL BENEFITS. This Agreement is not intended and shall not be deemed to be in lieu of any rights, benefits and privileges to which Eskelsen may be entitled as an employee of Muebles under any retirement, pension, profit-sharing, vacation or other plan which may now be in effect or which may hereinafter be adopted by Muebles.

          10. TERMINATION FOR CAUSE. Muebles shall have the right to terminate this Agreement only for cause. "For cause" for the purpose of this Agreement shall be deemed to be only (a) willful material breach of Eskelsen's obligations under this Agreement, which breach is not substantially cured by Eskelsen within ten (10) business days after Muebles gives written notice of the specific alleged breach to Eskelsen (it being understood that Eskelsen's failure to perform and discharge his business and responsibilities hereunder as a result of his incapacity due to physical or mental illness or injury or accident or death shall not be deemed such a breach); (b) willful gross misconduct of Eskelsen in the course of his employment that is substantially injurious to the Company or Muebles.

          11. NOTICES. All notices to be given by any party to this Agreement to any other party shall be in writing and shall be given by depositing such notice in the United States mail first-class, postage prepaid, addressed as follows:

         If to Company:       Chairman of the Board
                              Wellington Hall Limited
                              Post Office Box 1354
                              Lexington, North Carolina 27292

         With Copy To:        Gaither S. Walser
                              Brinkley, Walser, McGirt,
                              Miller, Smith & Coles PLLC
                              Post Office Box 1657
                              Lexington, North Carolina 27293-1657

         If to Eskelsen:      Ralph L. Eskelsen, Jr.
                              APT624
                              San Pedro Sula, Honduras

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12.  MISCELLANEOUS.

(a) This Agreement is deemed executed in the State of North Carolina and shall be governed by and construed according to the laws of the State of North Carolina and in the event either party desires to litigate any matters involving this Agreement, the venue for such litigation will be the Superior Court of Davidson County, North Carolina.

(b) This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business or into which the Company may be liquidated, consolidated, merged or otherwise combined, and shall inure to the benefit of and be binding upon Eskelsen, his heirs, distributees and personal representatives.

(c) The failure of either the Company or Eskelsen to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed to be a waiver of future performance of any such term, covenant or condition and the obligations of the respective parties hereto shall continue in full force and effect.

(d) This Agreement constitutes the full and complete understanding and agreement between the Company and Eskelsen as to the subject matter hereof and supersedes all prior understandings and agreements and cannot be amended, modified or supplemented in any respect except by subsequent written agreement of the Company and Eskelsen.

(e) Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be one and the same instrument.

(g) Annual compensation payable under this Agreement shall cease upon Eskelsen's death; however, any deferred compensation arrangements which may be payable to Eskelsen under this Agreement or any other plan, along with any stock options which have been earned pursuant to any Stock Option Agreement to be entered into by Company and Eskelsen shall remain in full force and effect and be payable in accordance with their terms.

(h) Death, illness, incapacity or disability of Eskelsen during the term hereof shall not constitute a breach of this Agreement by Eskelsen.

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         IN WITNESS WHEREOF, the parties hereto have hereunto signed their names, and the Company and Muebles have caused their names to be signed hereto by their respective Presidents and attested by their respective Secretaries and their corporate seals to be affixed, and the undersigned individual herewith expressly adopts as his seal the word "SEAL" appearing beside his signature below, all of which was done as of the day and year first above written.

                                        COMPANY:

                                        WELLINGTON HALL LIMITED


                                        By: /s/ Hoyt Hackney
                                            ------------------------------
                                            President
ATTEST:

/s/ W.W. Woodruff
------------------------------
Secretary


              (Corporate Seal)



                                        MUEBLES WELLINGTON HALL, S.A.


                                        By: /s/ Hoyt Hackney
                                            ------------------------------
                                            President
ATTEST:

/s/ Gaither Walser
------------------------------
Secretary


              (Corporate Seal)


                                        /s/ Ralph L. Eskelsen, Jr.
                                        ----------------------------------(SEAL)
                                        Ralph L. Eskelsen, Jr


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